 Filed Pursuant to Rule 424(b)(3)
 Registration Statement No. 333-256315
PROSPECTUS
TUESDAY MORNING CORPORATION
30,158,593 Shares of Common Stock

This prospectus relates to the offer and sale of 30,158,593 shares of our common stock, par value $0.01 per share (“Common Stock”), by the selling stockholder named in this prospectus or in a supplement hereto.
We are registering the offer and sale of the shares of Common Stock to satisfy registration rights we have granted to the selling stockholder pursuant to a registration rights agreement dated as of February 9, 2021 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the shares of Common Stock covered by this prospectus. The selling stockholder will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of Common Stock.
We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholder. The shares of Common Stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholder or alternatively through underwriters, broker dealers or agents. The selling stockholder will determine at what price it may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling stockholder, see the section entitled “Plan of Distribution.”
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.
Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “TUEM.” On June 4, 2021, the last reported sale price of Common Stock on Nasdaq was $4.35 per share.

Investing in our Common Stock involves a high degree of risk. Before buying any shares of Common Stock, you should carefully read the discussion of material risks of investing in our Common Stock in “Risk Factors” beginning on page 4, the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and similar sections in our other filings with the Securities and Exchange Commission that are incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 14, 2021

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.
We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

i

EXPLANATORY NOTE
On May 27, 2020, Tuesday Morning Corporation (“Tuesday Morning” or the “Company”) and certain of its direct and indirect subsidiaries (collectively with Tuesday Morning, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Northern District of Texas (“Bankruptcy Court”).
On December 23, 2020, the Bankruptcy Court entered the Order Confirming the Revised Second Amended Joint Plan of Reorganization of Tuesday Morning Corporation, et al. Pursuant to Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed Tuesday Morning’s Revised Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan of Reorganization”).
On December 31, 2020, the Plan of Reorganization became effective and the Debtors emerged from their Chapter 11 cases. Pursuant to the Plan of Reorganization, each outstanding share of the Company’s common stock as of the close of business on January 4, 2021, was exchanged for (1) one new share of the Company’s Common Stock and (2) a share purchase right entitling the holder to purchase its pro rata portion of shares available to eligible holders in a $40 million rights offering (the “Rights Offering”). In the Rights Offering, eligible holders of the Company’s Common Stock were authorized to purchase up to $24 million of shares of the Company’s Common Stock at a purchase price of $1.10 per share, and the selling stockholder was authorized to purchase up to $16 million of shares of the Company’s Common Stock at a purchase price of $1.10 per share. Pursuant to a backstop commitment agreement, the selling stockholder agreed to purchase all unsubscribed shares in the Rights Offering (the “Backstop Commitment”).
On February 9, 2021, the Company completed the Rights Offering. Pursuant to the Rights Offering, the Company issued 18,023,226 shares of Common Stock to eligible holders (the “Eligible Offeree Rights Offering Shares”) and 18,340,411 shares of Common Stock to the selling stockholder (the “Backstop Party Rights Offering Shares”). In addition, as consideration for providing the Backstop Commitment, the Company issued to the selling stockholder 1,818,182 additional shares of Common Stock (the “Backstop Commitment Shares”) and a warrant (the “Warrant”) to purchase up to 10,000,000 shares of the Company’s Common Stock at a price of $1.65 per share with a five year term (the “Warrant Shares”). Following the completion of these transactions on February 9, 2021, the Company had 86,145,304 shares of Common Stock outstanding.
On February 9, 2021, the Company entered into the Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement for the offer and resale of the Backstop Party Rights Offering Shares, the Backstop Commitment Shares and the Warrant Shares. The selling stockholder has customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to blackout periods and indemnification.
Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to February 9, 2021, the effective date of the Plan of Reorganization for accounting purposes (the “Effective Date”), as contained in this prospectus or incorporated by reference, reflect the actual historical consolidated results of operations and financial condition of Tuesday Morning for the periods presented and do not give effect to the Plan of Reorganization or any of the transactions contemplated thereby. Accordingly, such financial information may not be representative of our performance or financial condition after the Effective Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained in this prospectus relates to the Company following the Effective Date.

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all the information you should consider before making an investment decision. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus and the information incorporated by reference herein, including “Risk Factors.”
References herein to the “Company,” “Tuesday Morning,” “us,” “our,” “we,” or similar expressions are intended to refer to Tuesday Morning Corporation and its consolidated subsidiaries, unless the context requires otherwise.
Our Company
One of the original off-price retailers, Tuesday Morning is a leading destination for unique home and lifestyle goods. We were established in 1974 and specialize in name-brand, better/best products for the home.
We are an off-price retailer, selling high-quality products at prices generally below those found in boutique, specialty and department stores, catalogs and on-line retailers. Our customers come to us for an ever-changing, exceptional assortment of brand names at great prices. Our primary merchandise categories are upscale home textiles, home furnishings, housewares, gourmet food, pet supplies, bath and body products, toys and seasonal décor. We buy our inventory opportunistically from a variety of sources, including direct from manufacturer, through closeout sellers and occasionally other retailers. We have strong supplier relationships and we strive to make it easy for our vendors to do business with us, so that they will come to us first.
Our customer is a savvy shopper with a discerning taste for quality at a value. Our strong value proposition has established a loyal customer base, who we engage regularly through social media, email, direct mail, digital media and newspaper circulars.
With 490 stores across the United States as of March 31, 2021, we are in the neighborhood in convenient, accessible locations. Our store layout is clean and simple, and the low-frills environment means we can pass even deeper savings on to our dedicated customer base. Our stores operate in both primary and secondary locations of major suburban markets, near our middle and upper-income customers. We generally are able to obtain favorable lease terms due to our flexibility regarding site selection and our straightforward format, allowing us to use a wide variety of space configurations.
We operate our business as a single operating segment.
Risk Factors
Investing in our Common Stock involves substantial risk. In evaluating an investment in our Common Stock, you should carefully consider the risks described under “Risk Factors” and elsewhere in this prospectus, any prospectus supplement or amendment, our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, and our other filings with the SEC that are incorporated into this prospectus. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. The described risks could materially and adversely affect our business, financial condition or results of operation. In that event, the trading price of our Common Stock could decline, and you could lose some or all of your investment.
Corporate Information
Our Common Stock is listed on The Nasdaq Capital Market under the symbol TUEM. Our principal executive offices are located at 6250 LBJ Freeway, Dallas, Texas 75240. The main telephone number is (972) 387-3562. Information contained on our website, www.tuesdaymorning.com, does not constitute a part of this prospectus.

The Offering
Common Stock offered by the selling stockholder:
Up to 30,158,593 shares of Common Stock.
Shares outstanding prior to and after giving effect to this offering(1):
86,189,974 shares of Common Stock.
Use of proceeds:
We will not receive any of the proceeds from the sale of Common Stock that may be sold by the selling stockholder from time to time pursuant to this prospectus.
The Nasdaq Capital Market Symbol:
“TUEM”

(1)
The number of shares to be outstanding is based on the number of shares outstanding as of June 1, 2021.

RISK FACTORS
Investing in our Common Stock involves substantial risk. In addition to the factors described below, you should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein, and in particular, the risks described under the heading “Item 1A — Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which are incorporated by reference in this prospectus, and our other filings with the SEC that are incorporated into this prospectus. Before making an investment decision, you should consider these risks as well as the other information contained or incorporated by reference in this prospectus.
Sales of our Common Stock by existing stockholders, or the perception that these sales may occur, especially by directors or significant stockholders of the Company, may cause our stock price to decline.
If our existing stockholders, in particular our directors or other affiliates, sell substantial amounts of our Common Stock in the public market, or are perceived by the public market as intending to sell, the trading price of our Common Stock could decline. In addition, sales of these shares of Common Stock could impair our ability to raise capital, should we wish to do so. Up to 30,158,593 shares of our Common Stock may be sold pursuant to this prospectus by the selling stockholder, which represent approximately 31.4% of our outstanding Common Stock as of June 1, 2021 (assuming the Warrant had been exercised in full as of such date). We cannot predict the timing or amount of future sales of our Common Stock by the selling stockholder, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Stock.
Our Common Stock is subject to ownership and transfer restrictions intended to preserve our ability to use our net operating loss carryforwards and other tax attributes.
We have incurred significant net operating loss carryforwards and other tax attributes, the amount and availability of which are subject to certain qualifications, limitations and uncertainties. Our Amended and Restated Certificate of Incorporation imposes certain restrictions on the transferability and ownership of our Common Stock in order to reduce the possibility of an equity ownership shift that could result in limitations on our ability to utilize net operating loss carryforwards and other tax attributes from prior years for federal income tax purposes. Any acquisition or sale of our common stock results in a stockholder being in violation of these restrictions may not be valid.
Subject to certain exceptions, these ownership restrictions restrict (i) any transfer that would result in any person acquiring 4.5% or more of our Common Stock, (ii) any transfer that would result in an increase of the ownership percentage of any person already owning 4.5% or more of our Common Stock, or (iii) any transfer during the five-year period following December 31, 2020 that would result in a decrease of the ownership percentage of any person already owning 4.5% or more of our Common Stock. These restrictions will remain in effect until the earliest of (i) the repeal of Section 382 of the Internal Revenue Code or any successor statute if the board of directors determines these restrictions are no longer necessary for preservation of the Company’s tax benefits, (ii) the beginning of a taxable year in which the board of directors determines no tax benefits may be carried forward, or (iii) such other date as shall be established by the board of directors. See “Description of Common Stock — Ownership Restrictions to Preserve Tax Attributes” for additional information.
You are advised to carefully monitor your ownership of our Common Stock and consult your legal advisors to determine whether your ownership of our Common Stock violates the ownership restrictions in our Amended and Restated Certificate of Incorporation.
We recently emerged from bankruptcy, which could adversely affect our business and relationships.
It is possible that our having filed for bankruptcy and our recent emergence from the bankruptcy could adversely affect our business and relationships with customers, vendors, employees, service providers and suppliers. Due to uncertainties, many risks exist, including the following:
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vendors or other contract counterparties could terminate their relationship or require financial assurances or enhanced performance;

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the ability to renew existing contracts may be adversely affected;

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the ability to attract, motivate and/or retain key executives and employees may be adversely affected;

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employees may be distracted from performance of their duties or more easily attracted to other employment opportunities; and

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competitors may take business away from us, and our ability to attract and retain customers may be negatively impacted.

The occurrence of one or more of these events could adversely affect our business, operations, financial condition and reputation. We cannot assure you that having been subject to bankruptcy protection will not adversely affect our operations in the future.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that are based on management’s current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words or words that state other “forward-looking” information carefully because they describe our current expectations, plans, strategies and goals and beliefs concerning future business conditions, future results of operations, future financial positions, and our current business outlook. Forward-looking statements also include statements regarding the Company’s strategy, future operations, performance and prospects, sales and growth expectations, our liquidity, capital expenditure plans, our inventory management plans and merchandising and marketing strategies.
All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors identified in Part 1, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for examples of risk, uncertainties and events that could cause our actual results to differ materially from the expectations we express in those forward-looking statements. These risks, uncertainties and events include, but are not limited to, the following:
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the challenges we might face as a result of our emergence from bankruptcy;

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the effects and length of the COVID-19 pandemic;

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changes in economic and political conditions which may adversely affect consumer spending;

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our ability to identify and respond to changes in consumer trends and preferences;

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our ability to mitigate reductions of customer traffic in shopping centers where our stores are located;

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our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand;

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our ability to obtain merchandise on varying payment terms;

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our ability to successfully manage our inventory balances profitably;

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our ability to effectively manage our supply chain operations;

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loss of, disruption in operations of, or increased costs in the operation of our distribution center facility;

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unplanned loss or departure of one or more members of our senior management or other key management;

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increased or new competition;

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our ability to maintain and protect our information technology systems and technologies and related improvements to support our growth;

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increases in fuel prices and changes in transportation industry regulations or conditions;

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increases in the cost or a disruption in the flow of our imported products;

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changes in federal tax policy including tariffs;

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the success of our marketing, advertising and promotional efforts;

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our ability to attract, train and retain quality employees in appropriate numbers, including key employees and management;

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increased variability due to seasonal and quarterly fluctuations;

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our ability to protect the security of information about our business and our customers, suppliers, business partners and employees;

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our ability to comply with existing, changing and new government regulations;

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our ability to manage risk to our corporate reputation from our customers, employees and other third parties;

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our ability to manage litigation risks from our customers, employees and other third parties;

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our ability to manage risks associated with product liability claims and product recalls;

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the impact of adverse local conditions, natural disasters and other events;

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our ability to manage the negative effects of inventory shrinkage;

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our ability to manage exposure to unexpected costs related to our insurance programs;

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increased costs or exposure to fraud or theft resulting from payment card industry related risk and regulations; and

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our ability to maintain an effective system of internal controls over financial reporting.

The forward-looking statements made in this prospectus and the documents incorporated by reference herein speak only as of the date made. Except as required by law, we disclaim obligations to update or revise any forward-looking statements to whether as a result of new information, future events or otherwise. Investors are cautioned not to place undue reliance on any forward-looking statements.

USE OF PROCEEDS
All of the shares of Common Stock covered by this prospectus are being sold by the selling stockholder. See “Selling Stockholder.” As a result, we will not receive any proceeds from these sales of our Common Stock. The selling stockholder will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of Common Stock.
DETERMINATION OF OFFERING PRICE
The selling stockholder will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.
MARKET FOR THE SECURITIES
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “TUEM” and has been trading on The Nasdaq Capital Market since May 24, 2021. The closing price of our Common Stock on The Nasdaq Capital Market on June 4, 2021 was $4.35. As of June 1, 2021, we had 86,189,974 shares of Common Stock outstanding. As of June 1, 2021, we had approximately 150 record holders of Common Stock.
DIVIDEND POLICY
We have not paid any dividends in recent years, and we do not presently have plans to pay dividends on our Common Stock. Our debt financing agreements contain significant restrictions on our ability to pay dividends or repurchase shares of our Common Stock.

SELLING STOCKHOLDER
This prospectus covers the offering for resale of up to an aggregate of 30,158,593 shares of Common Stock that may be offered and sold from time to time under this prospectus by the selling stockholder identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.
Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholder named in the table below (including the entities referenced in the footnotes to the the table) and its partners, pledgees, donnees (including charitable organizations), transferees or other successors-in-interest selling or distributing shares received from the selling stockholder as a partnership distribution, pledge, gift, or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.
The selling stockholder acquired 20,158,593 of the shares of Common Stock offered hereby on February 9, 2021 in connection with the Rights Offering. The selling stockholder may acquire the additional 10,000,000 shares of common stock pursuant to the Warrant issued to the selling stockholder on February 9, 2021. On February 9, 2021, we entered into the Registration Rights Agreement with the selling stockholder pursuant to which we were obligated to prepare and file a registration statement to permit the resale of the shares of Common Stock covered by this prospectus from time to time as permitted by Rule 415 promulgated under the Securities Act.
We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholder, and such information is as of May 13, 2021. We have not sought to verify such information. We believe, based on information supplied by the selling stockholder, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholder identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, we have assumed for purposes of the table below, that the selling stockholder will dispose of all of the shares of Common Stock covered by this prospectus and will not acquire beneficial ownership of any additional shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholder provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholder will sell all of the shares of Common Stock beneficially owned by it that is covered by this prospectus. The selling stockholder is not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling stockholder is based on (i) 86,189,974 shares of Common Stock outstanding as of June 1, 2021, plus (ii) the additional 10,000,000 shares of Common Stock to be issued upon exercise of the Warrant.
	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percentage		Number	Percentage
Selling stockholder:
Osmium Partners (Larkspur SPV), LP (Osmium)(3)	30,158,593	31.4%	30,158,593	—	—

(1)
The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Amounts set forth in the table include the shares of Common Stock underlying the Warrant Shares.
(2)
Assumes the selling stockholder does not acquire beneficial ownership of any additional shares of our Common Stock.

(3)
Osmium Partners (Equation) LLC, a Delaware limited liability company (“Osmium Equation”) is the general partner of Osmium Partners (Larkspur SPV), LP (“Osmium Larkspur). Tensile Capital Partners Master Fund LP, a Cayman Islands exempted limited partnership (“Tensile Master Fund”), and Osmium Partners, LLC, a Delaware limited liability company (“Osmium Partners”), serve as the managing members of Osmium Equation and limited partners of Osmium Larkspur. John H. Lewis is the controlling member of Osmium Partners. Tensile Capital GP LLC, a Delaware limited liability company (“Tensile GP”), serves as the general partner of Tensile Master Fund. Douglas J. Dossey and Arthur C. Young are the controlling persons of Tensile GP.

Material Relationships with the Selling Stockholder
Directors Agreement
On December 31, 2020, the Company, Osmium Partners and Osmium Larkspur entered into an agreement (the “Directors Agreement”) pursuant to which Osmium Partners and Osmium Larkspur (the “Osmium Group”) are entitled to appoint three directors to the Company’s Board of Directors (the “Osmium Directors”). Pursuant to the Directors Agreement, Douglas J. Dossey, John H. Lewis and W. Paul Jones were appointed as members of the Company’s Board of Directors. The Osmium Group will be entitled to appoint one additional director if the Company fails to meet certain financial standards set forth in the Directors Agreement. In addition, at least one (1) Osmium Director will be appointed to each committee of the Company’s Board of Directors. Each of the Nominating and Governance and Compensation Committees of the Board will be comprised of four members, including two (2) Osmium Directors selected by the Osmium Group. One of the Osmium Directors on each of the Nominating and Governance and Compensation Committees will be entitled to serve as the chairperson of such committees.
Pursuant to the Directors Agreement, the Board of Directors of the Company will take all necessary actions to nominate the Osmium Directors for election at the Company’s 2021 annual meeting of stockholders. The Directors Agreement includes certain standstill provisions applicable to the Osmium Group that remain in effect until the first day to submit stockholder director nominations for the 2022 annual meeting of stockholders, including, but not limited to, certain limitations on the acquisition of Common Stock, engaging in proxy solicitations and seeking to submit nominations in furtherance of a contested solicitation for the election or removal of directors with respect to the Company.
The terms of the Directors Agreement, a copy of which is filed as Exhibit 10.35 to the registration statement of which this prospectus is a part, are incorporated herein by reference.
Warrant
On February 9, 2021, the Company issued the Warrant to selling stockholder to purchase up to 10,000,000 shares of the Company’s Common Stock at a price of $1.65 per share with a five year term. The terms of the Warrant, a copy of which is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part, are incorporated herein by reference.
Registration Rights Agreement
On February 9, 2021, the Company entered into the Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement for the offer and resale of the Backstop Party Rights Offering Shares, the Backstop Commitment Shares and the Warrant Shares. The selling stockholder has customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to blackout periods and indemnification. The terms of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to the registration statement of which this prospectus is a part, are incorporated herein by reference.

SHARES ELIGIBLE FOR FUTURE SALE
Sales of substantial amounts of our Common Stock in the public market or the perception that such sales might occur may adversely affect market prices of our Common Stock prevailing from time to time and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate. This may adversely affect the prevailing market price and our ability to raise equity capital in the future. See “Risk Factors — Sales of our Common Stock by existing stockholders, or the perception that these sales may occur, especially by directors or significant stockholders of the Company, may cause our stock price to decline.”
Upon the completion of this offering, all of our outstanding shares will be freely tradable without restriction or further registration under the Securities Act, except that any shares held by our affiliates, as that term is defined under Rule 144, including our directors, executive officers and other affiliates (including our existing stockholders), may be sold only in compliance with the limitations described below.
Rule 144
In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to be or have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of a prior owner other than an affiliate, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.
In general, under Rule 144, as currently in effect, our affiliates or persons selling shares of our common stock on behalf of our affiliates, are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:
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1% of the number of shares of our common stock then outstanding, which will equal approximately 961,545 shares immediately after this offering; or

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the average reported weekly trading volume of our common stock on The Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. The sale of these shares, or the perception that sales will be made, could adversely affect the price of our common stock after this offering because a great supply of shares would be, or would be perceived to be, available for sale in the public market.
We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.
Registration Statements on Form S-8
We have filed registration statements on Form S-8 under the Securities Act to register shares of our Common Stock and securities exercisable or exchangeable for shares of our common stock issued pursuant to our equity incentive compensation plans. Our equity compensation plans include the 2008 Tuesday Morning Corporation Long-Term Incentive Plan and the 2014 Tuesday Morning Corporation Long-Term Incentive Plan, as well as inducement awards to be issued to our chief executive officer. These plans together provide for the issuance of approximately 11.3 million shares of our Common Stock. The shares registered under these registration statements are available for sale in the open market.

PLAN OF DISTRIBUTION
Sales or distributions of the shares of Common Stock by the selling stockholder, or by its partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of Common Stock may be sold include:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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any exchange distribution in accordance with the rules of the applicable exchange;

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the pledge of shares of Common Stock for any loan or obligation;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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through the writing or settlement of short sales entered into after the effective date of the registration statement of which the prospectus will form a part;

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through distribution by the selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners, beneficiaries or shareholders);

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broker-dealers may agree with the selling stockholder to sell a specified number of such shares of Common Stock at a stipulated price per share;

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through the writing or settlement of options or other hedging transactions, whether through an option exchange or otherwise;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The selling stockholder also may sell shares of Common Stock under Rule 144 under the Securities Act or another exemption from registration, in each case if available, rather than under this prospectus.
Such transactions may be effected by the selling stockholder at market prices prevailing at the time of sale or at negotiated prices. The selling stockholder may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholder and may receive commissions from the purchasers of the securities for whom they may act as agent.
If underwriters are used in the sale, such underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.
The shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares will be subject to certain conditions. The underwriters will be obligated to purchase all the shares offered if any of the shares are purchased.
The selling stockholder may sell the shares through agents or dealers designated by them. Any agent or dealer involved in the offer or sale or distribution of the shares for which this prospectus is delivered will be named, and any commissions payable to that agent or dealer by the selling shareholders will be set forth, in a prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase the shares from the selling shareholder as principal and may resell those shares at varying prices to be determined by the dealer. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of its shares of Common Stock to be made directly or through agents.
The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Common Stock for sale under the Securities Act and to indemnify the selling stockholder and each person who participates as an underwriter in the offering of the shares of Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.
In connection with sales of the securities under this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them. Notwithstanding the foregoing, the selling stockholder has been advised that it may not use the shares of Common Stock registered on the registration statement of which this prospectus forms a part to cover short sales of shares of Common Stock made prior to the date the registration statement has been declared effective by the SEC.
The selling stockholder and any underwriters, dealers or agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.
The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under a prospectus supplement amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.
A selling stickholder that is an entity may elect to make pro rata in-kind distribution of shares of Common Stock to its members, general or limited partners or stockholders (or their respective members, general or limited partners, beneficiaries or stockholders) pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, general or limited partners or stockholders (or their respective members, general or limited partners, beneficiaries or stockholders) would thereby receive freely tradeable shares of Common Stock pursuant to the distribution through the registration statement. To the extent a distributee is an affiliate of the Company (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares acquired in the distribution.
There can be no assurances that the selling stockholder will sell any or all of the securities offered under this prospectus.

DESCRIPTION OF COMMON STOCK
The authorized capital stock of Tuesday Morning Corporation currently consists of 210,000,000 shares, of which (1) 200,000,000 shares are designated as common stock, $.01 par value per share; and (2) 10,000,000 shares are designated as preferred stock, $.01 par value. As of June 1, 2021, there were 86,189,974 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
The following summary description of Tuesday Morning’s capital stock is not intended to be complete and is qualified in its entirety by reference to the provisions of applicable law and to Tuesday Morning’s certificate of incorporation and by-laws, filed as exhibits to the registration statement of which this prospectus is a part.
Common Stock
Holders of shares of common stock are entitled to one vote for each share held of record on any matter submitted to the holders of common stock for a vote and do not have cumulative voting rights. All shares of common stock outstanding are fully paid and nonassessable. Subject to the rights of the holders of any outstanding shares of preferred stock and any restrictions that may be imposed by any lender to Tuesday Morning, holders of common stock are entitled to receive such dividends, if any, as may be declared by the board of directors out of legally available funds. In the event of the liquidation, dissolution or winding up of Tuesday Morning, holders of common stock are entitled to share equally and ratably, based on the number of shares held, in the assets, if any, remaining after payment of all of Tuesday Morning’s debts and liabilities and the liquidation preference of any outstanding preferred stock. The shares of common stock are neither redeemable nor convertible, and the holders of common stock have no preemptive rights to subscribe for or purchase any additional shares of capital stock issued by Tuesday Morning.
Preferred Stock
Tuesday Morning’s certificate of incorporation authorizes its board of directors, subject to any limitations prescribed by law, to issue shares of preferred stock in one or more series without shareholder approval. Each such series of preferred stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of Tuesday Morning’s outstanding voting stock.
Delaware Takeover Statute
Tuesday Morning is not subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an interested shareholder for three years following the date of the transaction on which an interested shareholder became such, unless the interested shareholder attained such status with the approval of the board of directors or the business combination is approved in a prescribed manner, or certain other conditions are satisfied. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested shareholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation’s voting stock.
Directors
Pursuant to the Plan of Reorganization, the Board of Directors of the Company was established as of December 31, 2020 with a membership consisting of nine directors, which included five continuing directors of the Company, the three new Osmium Directors appointed by the Osmium Group, and one new director appointed by the equity committee (the “EC Director”) in the Company’s bankruptcy case. Under the terms of the Directors Agreement, the Osmium Group will be entitled to appoint one additional director if the Company fails to meet certain financial standards set forth in the Directors Agreement. Pursuant to the Directors Agreement, the Board of Directors of the Company shall take all necessary actions to nominate the Osmium Directors for election at the Company’s 2021 annual meeting of stockholders. The Directors Agreement includes certain standstill provisions applicable to the Osmium Group that remain in effect until the first day to submit stockholder director nominations for the 2022 annual meeting of stockholders, including, but not limited to, certain limitations on the acquisition of Common Stock, engaging in proxy solicitations and seeking to submit nominations in furtherance of a contested solicitation for the election or removal of directors with respect to the Company. The terms of the Directors Agreement, a copy of which is filed as Exhibit 10.35, are incorporated herein by reference.
Directors elected by stockholders shall be determined by a plurality of the votes cast. There is no cumulative voting in the election of directors. All directors will be in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected or, if later, the date their successor is elected.
Limitation of Liability of Directors
Our certificate of incorporation limits the liability of directors for monetary damages for breaches of fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.
Our certificate of incorporation and by-laws provide that we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to the Company, which may include services in connection with takeover defense measures.
Provisions of our Certificate of Incorporation and Bylaws May Impact a Change of Control
Provisions in our certificate of incorporation and bylaws will have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:
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the ability of our Board of Directors to issue shares of our common stock and preferred stock without stockholder approval;

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a requirement that stockholder meetings may only be called by our President, Chief Executive Officer, the Chairman of the Board or at the written request of a majority of the directors then in office and not our stockholders;

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a prohibition of cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

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the ability of our Board of Directors to make, alter or repeal our bylaws without further stockholder approval;

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the requirement for advance notice for nominations for directors to our Board of Directors and for proposing matters that can be acted upon by stockholders at stockholder meetings; and

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the restrictions on transfer of our common stock described below under “Ownership Restrictions to Preserve Tax Attributes.”

Ownership Restrictions to Preserve Tax Attributes
Through the Amended and Restated Certificate of Incorporation, the Company’s prior certificate of incorporation was amended by (1) increasing the number of authorized shares of common stock from 100 million shares to 200 million shares, (2) adding a provision restricting the issuance of non-voting equity securities as required by Section 1123 of the Bankruptcy Code, and (3) adding a provision designed to assist the Company in preserving certain tax attributes (the “Tax Benefits”), as discussed below.
In order to continue to assist the Company in preserving certain tax attributes (the “Tax Benefits”), the Company’s certificate of incorporation imposes certain restrictions on the transferability and ownership of the Company’s capital stock (the “Ownership Restrictions”). Subject to certain exceptions, the Ownership Restrictions restrict (i) any transfer that would result in any person acquiring 4.5% or more of our Common Stock, (ii) any transfer that would result in an increase of the ownership percentage of any person already owning 4.5% or more of our Common Stock, or (iii) any transfer during the five-year period following December 31, 2020 that would result in a decrease of the ownership percentage of any person already owning 4.5% or more of our Common Stock. Pursuant to the Company’s certificate of incorporation, any transferee receiving shares of our Common Stock that would result in a violation of the Ownership Restrictions will not be recognized as a stockholder of the Company or entitled to any rights of stockholders. The Company’s certificate of incorporation allows the Ownership Restrictions to be waived by the Company’s board of directors on a case by case basis. The board of directors has taken action to waive the restrictions with respect to sales of shares acquired in the Rights Offering by the Backstop Party.
The Ownership Restrictions will remain in effect until the earliest of (i) the repeal of Section 382 of the Internal Revenue Code or any successor statute if the board of directors determines the Ownership Restrictions are no longer necessary for preservation of the Tax Benefits, (ii) the beginning of a taxable year in which the board of directors determines no Tax Benefits may be carried forward, or (iii) such other date as shall be established by the board of directors.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Computershare, Inc. Its address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number at this location is (877) 268-3016.

LEGAL MATTERS
Certain legal matters in connection with our Common Stock offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements of Tuesday Morning Corporation at June 30, 2020 and 2019, and for each of the three years in the period ended June 30, 2020, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 regarding our Common Stock. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the shares of Common Stock offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. We also file annual, quarterly and current reports, as well as registration and information statements and other information, with the SEC. The registration statement and our other SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov as well as on our website, www.tuesdaymorning.com. Except for the documents filed with the SEC and incorporated by reference into this prospectus, the information contained on, or accessible from, our website is not a part of, and is not incorporated in, this prospectus.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:
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our Annual Report on Form 10-K for the fiscal year ended June 30, 2020;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2020, December 31, 2020 and March 31, 2021; and

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our Current Reports on Form 8-K filed on July 13, 2020, November 5, 2020 (limited to Item 1.01 and Exhibits 10.1, 10.2 and 10.3), November 19, 2020 (limited to Item 1.01 and Exhibits 10.1 and 10.2), December 11, 2020, December 28, 2020, January 4, 2021, January 8, 2021 (limited to Item 5.02), January 19, 2021, February 16, 2021, March 31, 2021, May 6, 2021, May 18, 2021 and May 21, 2021.

No information furnished and not filed with the SEC, including under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference in this prospectus unless specifically stated otherwise.
We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. You may obtain a copy of these filings by writing or telephoning:
Corporate Secretary
Tuesday Morning Corporation
6250 LBJ Freeway
Dallas, Texas 75240
(972) 387-3562